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                                                                      Exhibit 21

                           SUBSIDIARIES OF COHU, INC.

                                                    PLACE OF
                   LEGAL ENTITY NAME             INCORPORATION
------------------------------------------       -------------
Delta Design, Inc.(1)                             Delaware
Fisher Research Laboratory, Inc.                  California
Broadcast Microwave Services, Inc.                California
Delta Design (Littleton), Inc.                    Delaware
Cohu Foreign Sales Ltd.                           Barbados

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(1)   Delta Design, Inc. owns the following subsidiaries:

      Delta Design Singapore PTE LTD              Singapore
      Delta Design Philippines LLC                Delaware
      Cohu S.A.                                   Costa Rica